EXHIBIT 1

                  FORMER MEMBERS OF THE BERG GROUP/JOINT FILERS
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NAME AND ADDRESS            POSITION/OCCUPATION    CITIZENSHIP
---------------------       --------------------   -----------

Carl E. Warden              Private Investor           USA
1516 Country Club Dr.
Los Altos, CA 95070

Leonard C. Perham           President and Chief        USA
P.O. Box 2610               Executive Officer
Saratoga, CA 95070          of IDT

John C. Bolger              Private Investor and       USA
96 Sutherland Dr.           Director Mission
Atherton, CA 94027          West Properties

Roger S. Kirk               Private Investor and       USA
11040 Taiga Trail           Director, Mission
Bozeman, MT 59715           West Properties

Patrick W. Hurley           Attorney - Keleher         USA
4157 Montgomery NW          &  McLeod
Albuquerque NM 87109        201 Third Street, N.W.
                            Albuquerque, NM 87103

Richard T. Tarrant (IRA)    Attorney - Bartko,         USA
900 Front St., Suite 300    Zankel, Tarrant &
San Francisco, CA  94111    Miller

John J. Bartko (IRA)        Attorney - Bartko,         USA
900 Front St., Suite 300    Zankel, Tarrant &
San Francisco, CA  94111    Miller

Calvin L. Reed and Linda    Private Investor           USA
Eng Reed Revocable
Living Trust
2506 Serenity Court
Henderson, NV  89014

Roy A. Wright (IRA)         Private Investor           USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Alan B. Kalin               Attorney - Graham &        USA
600 Hansen Way              James LLP
Palo Alto, CA  94304

Thelmer Aalgaard            Construction               USA
c/o 10050 Bandley Drive     Manager, BBE
Cupertino, CA  95014

Douglas Broyles             President & Chief          USA
262 Los Gatos Saratoga      Executive Officer,
Rd.                         Avalon Data
Los Gatos, CA  94030        Corporation

Michael L. Knapp            Secretary of BBE           USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Mark Lewis                  President & Chief          UK
c/o S.I.R.                  Executive Officer of
Banfield, England           S.I.R.

Raymond L. Staepelaere      Private Investor           USA
914 Elsinore Dr.
Palo Alto, CA 94303

Annemarie Staepelaere       Private Investor           USA
914 Elsinore Dr.
Palo Alto, CA 94303

David J. Staepelaere        Private Investor           USA
260 Center Way
Ben Lomand, CA 95005

Robert S. & Julia G. Reis   Private Investor           USA
Trust Agreement
Dated July, 3, 1996
358 Tennyson Ave.
Palo Alto, CA 94301

Robert L. and Sharon K.     Medical Doctor             USA
Yoerg
98 Melanie Lane
Atherton, CA 94027


Alan H. Huggins             Private Investor           USA
10433 Duke Dr.
Gilroy, CA 95020

Steve Zungul                Private Investor           USA
3192 Rancho Del Sol
Escondido, CA 92025

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NAME AND ADDRESS            POSITION/OCCUPATION    CITIZENSHIP
---------------------       --------------------   -----------

Bert B. & Adrena F.         Painting Business          USA
Valdez Revocable Trust      672 Walsh Ave.
Dated 6/21/78               Santa Clara, CA  95050
120 Twin Oaks Dr.
Los Gatos, CA 95032

Roland M. Webb              Real Estate Investor       USA
13825 Templeton Place
Los Altos Hills, CA 94022

Duane Rayburn               Securities Broker          USA
4183 Lochness Circle N.W.
Canton, OH 44718

Joel G. Sakamoto            Construction               USA
P.O. Box 2572               Contractor
Morgan Hill, CA 95038

Eric A. McAfee              Private Investor           USA
7502 Fallenleaf Lane
Cupertino, CA 95014

Monika Kopp Butze UTA       Private Investor           USA
Charles Schawb & Co.,
Inc.
IRA Rollover DTD 8/2/95
Acct. #SR 2003-6975
101 Edwards Ave.
Sausalito, CA  94695

David M. Butze              Private Investor           USA
IRA Acct. # 818-73-D81
c/o Merrill Lynch
101 Edwards Ave.
Sausalito, CA  94695

Ilan Bender                 Corporate Executive        USA
17525 Margate Street
Encino, CA 91316

Myron Crawford, IRA         Private Investor           USA
c/o Charles Schwab & Co.
19960 Stevens Creek Blvd.
Cupertino, CA 95014

Curtis Valdez               Painting Business          USA
120 Twin Oaks Dr.           672 Walsh Ave.
Los Gatos, CA  95032        Santa Clara, CA  95050

Russel Valdez               Painting Business          USA
120 Twin Oaks Dr.           672 Walsh Ave.
Los Gatos, CA  95032        Santa Clara, CA  95050

Adrianna Parker             Private Investor           USA
1156 Brace Ave., Unit C
San Jose, CA  95125

Renee Michaels              Private Investor           USA
c/0 10050 Bandley Drive
Cupertino, CA  95014

Mike Aalgaard               Private Investor           USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Bruce Aalgaard              Private Investor           USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Lee B. Stern                Private Investor           USA
11 West Jackson Blvd.
Suite 1904
Chicago, IL  60604

Jeffrey B. Stern            Private Investor           USA
11 West Jackson Blvd.
Suite 1904
Chicago, IL  60604

Daniel B. Stern             Private Investor           USA
11 West Jackson Blvd.
Suite 1904
Chicago, IL  60604

January S. Scarpino         Private Investor           USA
11 West Jackson Blvd.
Suite 1904
Chicago, IL  60604

Kenneth B. Stern            Private Investor           USA
11 West Jackson Blvd.
Suite 1904
Chicago, IL  60604

Michael J. Anderson         Vice President and         USA
10050 Bandley Drive         Chief Operating
Cupertino, CA  95014        Officer Mission West
                            Properties
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